Exhibit 99.1

HeartCore Partners with ONE AI to Bring Physical AI to Existing Industrial Robots in Japan

Axis.ONE is designed to add vision, decision-making and learning to existing factory equipment without replacing robots or relying on dedicated GPU clusters or the cloud

NEW YORK and TOKYO, November 12, 2026 (GLOBE NEWSWIRE) – HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or the “Company”), an IPO consulting services company based in Tokyo, today announced its wholly owned subsidiary, HeartCore Financial, has entered into a non-exclusive business development and sales agency agreement in Japan with ONE AI Co., Ltd. (“ONE AI”), a Korean developer of CPU-native, on-device physical AI led by former Intel APAC AI leadership.

The partnership will introduce Axis.ONE, ONE AI’s physical AI platform designed to add an AI “brain” to the robots, cameras and industrial PCs manufacturers already operate. Deployed on standard Intel-architecture industrial PCs and edge devices, Axis.ONE is designed to bring vision, perception, decision-making and continuous learning to existing industrial systems while keeping customer data and models on-site.

Bringing AI to the installed base of industrial robots

More than 4.6 million industrial robots are operating in factories worldwide, according to the International Federation of Robotics. Axis.ONE is designed to help manufacturers upgrade that installed base by adding AI capabilities alongside existing robots, controllers and cameras, rather than requiring wholesale replacement of factory equipment. The platform is designed to work across manufacturers and equipment generations without modifying existing robot control systems. For manufacturers evaluating AI, the commercial proposition is to preserve existing equipment investments, reduce reliance on dedicated GPU infrastructure, keep sensitive production data within the factory and shorten the time needed to adapt models to site-specific tasks.

Axis ONE capabilities for industrial customers*

Retrofit existing equipment: Axis.ONE runs alongside existing robots, PLCs, cameras and industrial PCs. Its open, ROS2-compatible, vendor-agnostic architecture is designed to orchestrate heterogeneous devices.

CPU-native edge AI: Inference runs on Intel CPU, NPU and xPU edge hardware without dedicated GPUs. ONE AI estimates total cost reductions of up to 90% compared with conventional GPU-based deployments.

On-site data and model control: Axis.ONE is designed for 100% on-premise operation, including air-gapped and closed-network environments, without cloud dependency. Potential applications include manufacturing, energy, public infrastructure, defense and healthcare.

Faster learning with Axis.LOOP: Field data is used to retrain models on-site. ONE AI reports per-site learning cycles reduced from approximately 100 days to 10 days and, in some cases, from 30 days to one hour.

Learning from demonstrations with Axis.MIMIC: Vision-language-action models are designed to allow robots to learn new tasks from demonstrations rather than manual reprogramming.

Operations management with Axis.CORE: The platform provides centralized AIOps, model management, over-the-air updates, on-premise LLM services and real-time dashboards across sites.

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Modular industrial applications: Vision.ONE supports inspection and monitoring; Safe.ONE addresses industrial safety; Robo.ONE supports robot perception and control; and Assist.ONE provides LLM-based agentic assistance. These applications are deployed as containerized services on a common data bus.

Japan commercialization and revenue model

Under the agreement, HeartCore will introduce ONE AI’s Axis.ONE platform to Japanese manufacturers, system integrators, and industrial operators while coordinating proof-of-concept deployments and pilot programs. The Company will also present demonstrations and technical information of the Axis.ONE platform to prospective customers and partners while spearheading the negotiation of commercial agreements with prospective customers. ONE AI will provide the technical support and demonstration resources for each deployment. Both parties intend to explore future expansion opportunities with manufacturers and industrial partners in the United States.

The agreement has an initial term of three years, with automatic one-year renewals thereafter unless either party provides notice of non-renewal. Under the agreement, the Company will receive a commission based on the net revenue generated by ONE AI from customers referred by the Company. This includes revenue derived from commercial agreements, purchase orders, licenses, subscriptions, proof-of-concept engagements, pilot programs, joint development initiatives, and other business arrangements executed with referred customers. The agreement provides for a tiered commission structure under which the Company will receive commissions equal to 15% of net revenue in the first year, 10% in the second year, and 8% in the third year from business generated through customers referred by the Company.

Management Commentary

“We believe ONE AI’s technology has the potential to transform how manufacturers put AI to work,” said Sumitaka Kanno, Chief Executive Officer of HeartCore. “Industrial robots have been extraordinarily precise for decades, but most still cannot see, adapt, or learn. Axis.ONE is designed to change that for the robots already installed on factory floors, without requiring manufacturers to replace systems they have spent years and significant capital building. We are proud to partner with ONE AI and, through HeartCore Financial, help bring Axis.ONE to manufacturers in Japan, one of the world’s leading robotics markets.”

“Industrial robots should not have to be replaced in order to become intelligent,” said In Chan (Colin) Baek, Chief Executive Officer of ONE AI. “Our team spent more than two decades optimizing AI on Intel silicon, and Axis.ONE is the result: a single architecture that brings real-time AI to the machines factories already own, entirely on premises. Japan is home to many of the world’s most advanced manufacturers, and HeartCore’s local presence and experience as a Nasdaq-listed company make it an ideal partner as we enter the Japanese market.”

*The aforementioned technology descriptions and performance figures above are based on information provided by ONE AI and have not been independently verified by HeartCore. Reported results are not guarantees of performance or savings in a particular customer deployment.

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About HeartCore Enterprises Inc

HeartCore is a Tokyo-based IPO consulting services company, guiding Japanese growth companies to achieve successful U.S. exchange listings through its flagship service, Go IPO. HeartCore’s Go IPOSM consulting services provide comprehensive consultation support, including pre-IPO consulting, regulatory guidance, financial preparation, and operational readiness to help businesses navigate the complexities of a successful U.S. listing. HeartCore’s goal is to streamline the entire process for Japanese companies to provide a seamless transition into the U.S. public markets. For more details, visit https://heartcore-enterprises.com/.

About ONE AI Co Ltd

ONE AI Co., Ltd. is a Korean on-device physical AI company founded in January 2026 and led by former Intel APAC AI leadership. Its Axis.ONE platform delivers CPU-native, on-premise AI for robotics, smart factories, industrial safety and healthcare by running on industrial equipment customers already operate. ONE AI is headquartered in Seoul, Republic of Korea.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding the anticipated benefits of the partnership between HeartCore and ONE AI; the capabilities, performance, cost savings, compatibility and market adoption of ONE AI’s technology; the commercialization of Axis.ONE in Japan, the United States or elsewhere; and the Company’s future business plans. Words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “designed to,” “potential,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others: the ability of the parties to successfully implement the partnership; the non-exclusive nature of the agency agreement and HeartCore Financial’s ability to generate customer introductions and commission revenue; whether ONE AI’s technology performs as expected in customer environments and with robots and control systems of different manufacturers; market acceptance of the technology; competition; the ability of ONE AI, an early-stage company, to scale its operations; regulatory, intellectual property and cybersecurity risks; and the other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other filings with the U.S. Securities and Exchange Commission. Performance figures attributed to ONE AI in this press release are based on information provided by ONE AI and have not been independently verified by the Company. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update them, except as required by law.

HeartCore Investor Relations Contact

Gateway Group, Inc.

John Yi and Steven Shinmachi

HTCR@gateway-grp.com

(949) 574-3860

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